Exhibit (h)(60)

          FORM OF LETTER AGREEMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT (ADDITION OF CONNING MONEY MARKET FUND, OHIO TAX-FREE MONEY MARKET FUND,
  AGGREGATE BOND FUND, NATIONAL MUNICIPAL BOND FUND, MISSOURI TAX-EXEMPT BOND FUND, U.S. GOVERNMENT INCOME FUND, STRATEGIC INCOME FUND, EQUITY INCOME FUND,
RELATIVE VALUE FUND, LARGE-CAP GROWTH FUND, SCIENCE & TECHNOLOGY FUND, REIT-PLUS
   FUND, SMALL-CAP EQUITY INDEX FUND AND INTERNATIONAL EQUITY FUND OF FUNDS.)


Firstar Mutual Fund Services, LLC
615 E. Michigan Street
Milwaukee, WI 53202

Gentlemen:

     Pursuant to Paragraph 4 of the Fund Accounting Servicing Agreement dated March 23, 1988 that we have entered into with you (by way of assignment from Firstar Trust Company dated October 1, 1998), we are writing to request that you render accounting services under the terms of said agreement with respect to the Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap Equity Index Fund and International Equity Fund of Funds, additional portfolios we are establishing. Your compensation for the services provided under said agreement for said additional portfolios shall be determined in accordance with the fee schedule attached hereto. Please sign two copies of this letter where indicated to signify your agreement to provide said services and to the compensation terms set forth on the attached fee schedule.

                                   Sincerely,


Dated:            , 2000           FIRSTAR FUNDS, INC.
      -------- ---



                                   By:
                                       ------------------------
                                       (Authorized Officer)


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ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC


By:                                Dated:     , 2000
    ----------------------------         -----
   (Authorized Officer)


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                       FIRSTAR MUTUAL FUND SERVICES, LLC
                        FUND VALUATION AND ACCOUNTING
                                     FOR
                             FIRSTAR FUNDS, INC.

Conning Money Market Fund, Ohio Tax-Free Money Market Fund, Aggregate Bond Fund,
--------------------------------------------------------------------------------
  National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government
  ---------------------------------------------------------------------------
  Income Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund,
  ----------------------------------------------------------------------------
  Large-Cap Growth Fund, Science & Technology Fund, REIT-Plus Fund, Small-Cap
  ---------------------------------------------------------------------------
   Equity Index Fund and International Equity Fund of Funds (the "New Funds")
   --------------------------------------------------------------------------


Portfolio Services
------------------

Annual fee schedule for each of the New Funds based on market value of assets.

     $      for first $40,000,000.00
      ------
            /100 of 1% on the next $200,000,000.00
      ------
            /100 of 1% on the balance.
      ------

Out-of-Pocket Expenses:  Charged on the Account.

Fees are billed monthly.

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